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                          CERTIFICATE OF DETERMINATION
                                       OF
                 PILGRIM GOVERNMENT SECURITIES INCOME FUND, INC.

     Nancy L. Peden and James M. Hennessy certify that:

1. They are the Senior Vice President and the Secretary, respectively, of Pilgrim Government Securities Income Fund, Inc., a California corporation.

2.   The Board of Directors duly adopted the foregoing resolution:

     WHEREAS, the series of Pilgrim Government Securities Income Fund, Inc. currently consists of one series of shares: Class A; and

     WHEREAS, Article IV, as amended, Section 3 of the Articles of Incorporation of the Fund provides that the Board of Directors may designate additional series of shares without shareholder vote;

     WHEREAS, the Directors desire to create additional series of shares of the Fund and the Directors have determined, in the exercise of their reasonable business judgment and in light of their fiduciary duties as Directors, that it would be in the best interest of the Fund to create such additional series of the Fund to be designated as "Class B and Class M Shares."

     NOW, THEREFORE, BE IT RESOLVED, that the creation of Fund Class B and M Shares be and hereby is approved; and it is further

     RESOLVED, that the total number of Class B shares that the Fund has authority to issue is one billion (1,000,000,000) and the total number of Class M shares that the fund has authority to issue is one billion (1,000,000,000); and it is further

     RESOLVED, that the shares of Class B and Class M designated hereby shall have the rights, preferences, privileges, and restrictions as currently set forth in Articles IV and V of the Articles of Incorporation of the Fund, with the addition that shares of Class B (but not Class M) shall automatically convert into shares of Class A on the first business day of the month in which the eighth anniversary of the issuance of the Class B shares occurs; and it is further

     RESOLVED, that the number of Class A shares into which a shareholder's Class B shares shall be converted shall be equal to the number of Class B shares to be converted (including a

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     proportionate mount of all Class B shares representing dividends and distributions paid in additional Class B shares) times the net asset value per share of the Class B shares as of the end of the date of conversion, divided by the net asset value of the Class A shares of the Fund as of the end of the date of conversion; and it is further

     RESOLVED, that the officers of the Fund are hereby authorized to prepare, execute, file, and deliver any documents or materials and take any action which they deem necessary or appropriate to effectuate and consummate the issuance and offering of Fund Class B and Class M Shares and to carry out the intent of this resolution.

3. The total number of Class B shares which the Fund has authority to issue is one billion (1,000,000,000) and the total number of Class M shares which the Fund has authority to issue is one billion (1,000,000,000). None of the shares of Class B or Class M have been issued.


                                                  ______________________________
                                                  Nancy L. Peden
                                                  Senior Vice President

                                                  ______________________________
                                                  James M. Hennessy
                                                  Secretary

                       VERIFICATION BY WRITTEN DECLARATION

     Nancy L. Peden declares under penalty of perjury under the laws of the State of California that she has read the foregoing Certificate and knows the contents thereof and that the same is true of her own knowledge.

Dated:   ________________, 1997                  _______________________________
                                                 Nancy L. Peden
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                       VERIFICATION BY WRITTEN DECLARATION

     James M. Hennessy declares under penalty of perjury under the laws of the State of California that he has read the foregoing Certificate and knows the contents thereof and that the same is true of his own knowledge.


Dated:   ___________________, 1997              ________________________________
                                                James M. Hennessy

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